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                                                                   EXHIBIT 10.3

                                 [LETTERHEAD OF
                               CITY OF PETERSBURG]

VIA FACSIMILE

                                                   March 14, 1996

Mr. Cliff Grushow
Innotech Plant Manager
N. Dunlop Street
Petersburg, Virginia

Dear Mr. Grushow:

        This letter serves as documentation of the City of Petersburg's intent relating to your occupancy and possession of the property Innotech presently occupies and rents from the City of Petersburg located on N. Dunlop Street.

        While the present lease arrangement with your company extends for a one-year initial period, it has always been the City's understanding that both your company and the City desire a long-term relationship in this regard. Accordingly, the City Administration supports lease arrangements that would extend to your company for up to a five-year period, at your discretion. Rental terms would be similar to those presently in place.

        While final action of Council is required to finalize lease commitments of this type, your company should understand the City Administration's position relating to your company's long-term use of this facility. Your company's location in Petersburg is an important part of our economic development effort, and we look forward to your company's presence in Petersburg for many more productive years.

                                            Very truly yours,

                                            /s/ Michael R. Packer
                                            City Attorney

cc:     Valerie A. Lemmie, City Manager
        Vandy V. Jones III, Dir. of Economic Dev.